SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)   December 13, 2002

                           RECONDITIONED SYSTEMS, INC.
               (Exact name of registrant as specified in charter)

         Arizona                    0-20924                   86-0576290
(State or other jurisdiction  (Commission File Number)     (IRS Employer
            of incorporation)                               Identification No.)

                     444 West Fairmont, Tempe, Arizona 85282
                     (Address of principal executive offices)

                                  480-968-1772
               (Registrant's telephone number, including area code)

                                       N/A
             (Former name or former address, if changed since last report)


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Item 4.           Changes in Registrant's Certifying Accountant.

                  On December 13, 2002, Registrant's principal independent accountant, Moffitt & Company, P.C., sent a resignation letter to the Registrant. The letter stated the resignation was due to Moffitt & Company's desire to no longer audit public entities. Based upon further conversation with Moffitt and Company, it is the Registrants understanding that Moffitt and Company has decided to discontinue performance of any and all SEC audits due to the increased liability and regulatory requirements required under the new Sarbanes-Oxley Act of 2002. Moffitt and Company's reports on the Registrant's financial statements from June 22, 2001, the date of engagement, through December 2, 2002, the interim period through the date the relationship ended, do not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with Moffitt & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         On December 13, 2002, the Registrant engaged Renzi, Bernardi, Suarez & Co. to serve as the Company's principal independent accountant. The Registrant has authorized Moffitt & Company to respond fully to the inquires, if any, of Renzi, Bernardi, Suarez & Co.

Item 7.  Exhibits

Exhibit A -   Moffitt & Company, P.C. Response Letter to the Securities and
              Exchange Commission.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           Reconditioned Systems, Inc.

Date:  December 13, 2002                    /S/ Dirk D. Anderson
                                            ----------------------------
                                             Dirk D. Anderson
                                             Chief Executive Officer


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Exhibit A.


December 13, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:  Reconditioned Systems, Inc.

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) We have read the Company's response to Item 4 of Form 8-K dated December 13, 2002; and

(2)      We agree with the response.

Sincerely,

/S/ Moffitt & Company, P.C.

Moffitt & Company, P.C.